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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)      DECEMBER 23, 1998

                                   INSCI CORP.
             (Exact name of Registrant as specified in its Charter)

                                    DELAWARE
                 (State of other jurisdiction of incorporation)

1-12966                                        06-1302773
Commission File No.                            I.R.S. Employer Identification

TWO WESTBOROUGH BUSINESS PARK,
WESTBOROUGH, MA                              01581
Address of principal                         Zip Code
executive offices

(508) 870-4000
Registrant's telephone number,
including area code
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ITEM 5.  OTHER EVENTS

         On December 23, 1998, the Registrant's (the "Company") Board of Directors resolved to extend the expiration date of the issued and outstanding warrants which are exercisable at $9.00 per share. One Million Two Hundred Fifty Thousand (1,250,000) warrants issued and outstanding which expire on December 31, 1998 were extended until December 31, 1999 with all terms and conditions of the warrants remaining the same. The Company issued a press release with respect to the extension of the warrants. Annexed hereto and marked Exhibit 1 is a copy of the press release.

                                    EXHIBITS
         Copy of Press Release with respect to the extension of Warrants.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   Westborough, MA
         December 29, 1998

                                                   INSCI CORP.
                                                   (Registrant)

                                                   /s/ Roger Kuhn
                                                   -------------------
                                                   Roger Kuhn
                                                   Chief Financial Officer